Exhibit 99.1
For Immediate Release
Monday, October 14, 1996


                  CHARTWELL RE CORPORATION CONFIRMS
                     ANNOUNCEMENT OF CASH OFFER
                    FOR ARCHER GROUP HOLDINGS plc

Stamford, Connecticut - October 14, 1996 -- Chartwell Re Corporation ("Chartwell") (NYSE: CWL) confirmed that Chartwell and Archer Group Holdings plc ("Archer") (LSE: AAJ.L) made a joint announcement today in London regarding a recommended cash offer by Chartwell (the "Offer") of 92.5 pence for each ordinary share of Archer in issue (each, an "Archer Share"). The Offer values the existing share capital of Archer at approximately 35 million Pounds Sterling. The Offer will be made by Beechwood Holdings Limited (to be renamed Chartwell Holdings Limited), a newly-formed, indirect wholly-owned subsidiary of Chartwell, and will be financed from Chartwell's existing resources and a new credit facility. The offer price represents a premium of 50.4% to the middle market quotation of 61.5 pence (as derived from the London Stock Exchange Daily Official List) of an Archer Share at the close of business on October 3, 1996 (the last trading day prior to the announcement that Chartwell and Archer were in exclusive discussions regarding a possible acquisition by Chartwell) and a premium of 6.3% to the middle market quotation of
87.0 pence (as derived from the London Stock  Exchange Daily Official
List) of an Archer Share at the close of business on October 11, 1996 (the last trading day prior to the announcement of the Offer).

The Offer includes a Loan Note alternative whereby Archer stockholders may elect to receive 1 Pound Sterling Loan Note for each 1 Pound Sterling of cash consideration. The Loan Notes, which will be guaranteed by First Union National Bank N. A., will pay interest semi-annually at the rate per annum calculated to be one percent below Sterling LIBOR and will mature in June 2002. The Loan Notes will be transferable, subject to certain restrictions, but will not be listed on any stock exchange. The maximum amount of Loan Notes to be issued will be limited to 26.3 million Pounds Sterling. If valid elections to receive Loan Notes are received in excess of this amount, such elections will be reduced pro rata and the balance of each stockholder's consideration will be paid in cash.

The Archer directors and others, including certain employees, have irrevocably undertaken to accept the Offer in respect of their entire holdings (and those of their immediate families) of Archer, representing an aggregate of 8,466,914 shares or 22.37% of Archer's issued share capital. The Archer directors, having been advised by Charterhouse Tilney Securities Limited, consider the terms of the Offer to be fair and reasonable and, therefore, intend unanimously to recommend that all Archer stockholders accept the Offer. The Offer will be made by Salomon Brothers International, and the brokers to the Offer are Cazenove & Co.

On October 11, 1996, Chartwell purchased or contracted to purchase 2,027,100 Archer Shares, representing 5.36% of Archer's issued and outstanding share capital. As a result, Chartwell currently owns, or has received undertakings to accept the Offer in respect of, 27.73% of the issued Archer Shares.

To demonstrate their commitment to the business of Archer, the Archer directors and others, including certain employees, have irrevocably undertaken to apply a part of the consideration receivable by them under the Offer to support underwriting on Archer syndicates.

Archer is publicly traded on the London Stock Exchange and is the parent company of Archer Managing Agents Limited. Archer is one of the largest managing agencies in the Lloyd's marketplace with approximately 4% of Lloyd's total underwriting capacity for the 1996 year of account. The largest part of Archer's revenue is derived from fee based income on capacity managed and commissions on syndicate profits. Archer's managing agency manages a group of 11 Lloyd's syndicates (seven non-marine, one marine, one aviation, one motor and one life) with 1996 capacity of approximately 420 million Pounds Sterling. Approximately 80% of Archer syndicates' premium volume is derived from non-U.S. sources. Approximately 37% of the 1996 capacity is supplied by corporate capital.

In a separate press release issued today in the United Kingdom, the Archer directors made the following statements: "The Archer directors estimate the Archer Group consolidated profit before and after taxation for the year ended 30 September, 1996 to be not less than
3.0 million Pounds Sterling and 1.7 million Pounds Sterling, respectively. The estimate of the Archer Group's consolidated profit before taxation is made after taking account of the Archer Group's entitlement to 6.8 million Pounds Sterling pursuant to the triple profit release (being the advance payment to the managing and members' agencies of part of the profit commission arising on the 1994 and 1995 underwriting years) and its 8.5 million Pounds Sterling contribution to the Lloyd's settlement.

"The Archer directors forecast the profit commission to be credited to Archer in respect of the 1994 and 1995 pure years of account of the Archer managed syndicates will be in the following ranges: 1994 pure year of account: 6.0 to 8.9 million Pounds Sterling; 1995 pure year of account: 4.5 to 8.2 million Pounds Sterling. Pursuant to the triple profit release, 5.1 million and 1.0 million Pounds Sterling of the profit commissions arising from the 1994 and 1995 pure years of account, respectively, have been recognized in the profit estimate for year ended 30 September, 1996."

The foregoing forecasts, which Archer provided pursuant to U.K. best practice, represent the view of the Archer directors only. The forecasts are subject to a number of bases and assumptions, and actual results could differ materially from the foregoing.

Richard E. Cole, Chairman and Chief Executive Officer of Chartwell , echoing a previous statement said that, "This transaction will be a logical and natural extension of our existing activities in the
London marketplace. Among Chartwell's previously stated objectives have been (i) the further expansion of its business in international markets and (ii) the expansion of its portfolio of non-risk, fee-based revenue sources. The acquisition of Archer will also provide Chartwell with significant geographic diversification.
Chartwell expects over time to inject significant capital directly into the underwriting business of the Archer syndicates to ensure growth and stability of the Archer franchise. With additional support from Chartwell, we believe that Archer will become an even more important contributor to a healthy and growing Lloyd's community.

"Chartwell looks forward to welcoming the management and employees of Archer into the Chartwell family. Bryan Kellett, Chairman of Archer, and his management team have done an excellent job of integrating the several businesses which have been merged over the past few years to create the current Archer Group. The Directors of Chartwell intend to invite Bryan Kellett to join the Chartwell Board."

This press release does not constitute an offer with respect to the Archer Shares. The Offer is not being made, directly or indirectly, in or into the United States, Canada, France, New Zealand or
Australia or by the use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or of any facility of a national securities exchange of, the United States, Canada, France, New Zealand or Australia.

The Loan Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Act"), or under any U.S. state securities law, the relevant clearances have not been and will not be obtained from the securities commission of any province of Canada and no prospectus has been or will be lodged with, or registered by, the Australian Securities Commission. The Loan Notes may therefore not be offered, sold or delivered, directly or indirectly, in or into Canada, France, New Zealand or Australia or in or into the United States or to a U.S. person, unless such transaction has been registered under the Act or an exemption from the registration requirements of the Act is available.

Chartwell Re Corporation conducts business through its three wholly-owned subsidiaries, Chartwell Reinsurance Company, The Insurance Corporation of New York (formerly, The Reinsurance Corporation of New York) and Chartwell Advisers Limited. Chartwell Reinsurance Company writes property and casualty reinsurance for specialty, regional and global ceding companies. The Insurance Corporation of New York (INSCORP) writes property and casualty insurance for specialty program administrators. Chartwell Reinsurance Company and INSCORP are rated A (Excellent) and A- (Excellent), respectively, by A.M. Best Company and are assigned an A- claims paying ability rating by Standard & Poor's. Chartwell Advisers
Limited provides advisory services to New London Capital plc, a publicly traded company which provides capital to select syndicates at Lloyd's of London.

FOR FURTHER INFORMATION CONTACT:
        Steven J. Bensinger, President
        Tel: (London) until October 16, 1996: 011-44-1-71-369-3000
        Tel: (Stamford) 203-705-2520
        Nancy B. Saltzman, Investor Relations - Tel: 203-705-2532